NovaDel Reports Financial Results for Second Quarter 2007

Flemington, NJ -August 14, 2007-NovaDel Pharma Inc. (AMEX: NVD), a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed treatments, reported financial results for its second quarter ended June 30, 2007. For the quarter ended June 30, 2007, NovaDel reported a net loss of $5.3 million, or $0.09 cents per share, compared to a net loss of $5.4 million, or $0.09 cents per share, for the previous quarter ended March 31, 2007.

The net loss was primarily attributable to continuing research and development expenses, and general and administrative expenses during the second quarter ended June 30, 2007. To date, the Company’s total operating expenses have been primarily focused on the clinical and developmental activities associated with the advancement of NovaDel’s zolpidem and sumatriptan oral spray products. These expenses have remained relatively consistent for the year, totaling $5.6 million for the second quarter and $5.3 million for the first quarter of 2007. As of June 30, 2007, the Company’s cash, cash equivalents and short-term investments were $13.9 million and working capital was $10.0 million.

The Company estimates that it will have sufficient cash on hand to fund development of its current product candidates through December 31, 2007. If the Company elects to raise additional capital before December 31, 2007 to fund future development activities or other strategic opportunities, such funding could be secured through new strategic partnerships, the sale of its common stock and/or other forms of securities.

RECENT NEWS

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In August 2007, NovaDel announced that Par Pharmaceuticals had been granted sublicense rights for the development and commercialization of Zensana™ (ondansetron HCl, oral spray) in the U.S. and Canada. In parallel with this sublicense, NovaDel and Hana Biosciences amended their existing license agreement for Zensana™ with the key financial provisions of the license agreement unchanged. NovaDel expects to receive a milestone payment upon FDA approval of a future New Drug Application (NDA) for Zensana™ and royalties on total net sales ranging from 25% - 15% annually.

•	In July 2007, NovaDel’s Board of Directors appointed Steven B. Ratoff, Chairman, to serve as Interim President and Chief Executive Officer coincident with the resignation of Dr. Jan H. Egberts.
•

In July 2007, NovaDel announced continuing expansion of its worldwide portfolio of patents covering its novel oral spray technology. NovaDel now holds 79 patents with an additional 90 patents pending world-wide.

•	In June 2007, NovaDel announced its clinical development and financial resource strategy for advancing its near-term drug candidates, zolpidem oral spray and sumatriptan oral spray.
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In June 2007, NovaDel announced positive results from two definitive studies comparing its zolpidem oral spray to Sanofi-Aventis’ Ambien® tablets. The two studies successfully met their primary endpoints and will be used to support the Company’s NDA submission in the second half of 2007.

ABOUT NOVADEL PHARMA

NovaDel Pharma Inc. is a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed drugs. The Company’s proprietary technology offers, in comparison to conventional oral dosage forms, the potential for faster absorption of drugs into the bloodstream leading to quicker onset of therapeutic effects and possibly reduced first pass liver metabolism, which may result in lower doses. Oral sprays eliminate the requirement for water or the need to swallow, potentially improving patient convenience and adherence.

NovaDel’s oral spray technology is focused on addressing unmet medical needs for a broad array of existing and future pharmaceutical products. The Company’s most advanced oral spray candidates target angina, nausea, insomnia, migraine headaches and disorders of the central nervous system. NovaDel plans to develop these and other products independently and through collaborative arrangements with pharmaceutical and biotechnology companies. To find out more about NovaDel Pharma Inc. (AMX: NVD), visit our website at www.novadel.com.

FORWARD-LOOKING STATEMENTS:

Except for historical information contained herein, this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the successful completion of its pilot pharmacokinetic feasibility studies, the ability to develop products (independently and through collaborative arrangements), the ability to commercialize and obtain FDA and other regulatory approvals for products under development and the acceptance in the marketplace for oral spray products. The filing of an NDA with the FDA is an important step in the approval process in the United States. Acceptance for filing by the FDA does not mean that the NDA has been or will be approved, nor does it represent an evaluation of the adequacy of the data submitted. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s most recent Annual Report and Registration Statements, filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings.

For more detailed information regarding NovaDel’s Q2, 2007 financial results and product pipeline, please review the Company’s SEC filings on Form 10-Q at the Investor Relations section of www.novadel.com.

CONTACTS:

Susan H. Griffin

(908) 782-3431 ext. 2423

Director, Investor Relations

NovaDel Pharma Inc.

sgriffin@novadel.com

NOVADEL PHARMA INC.

CONDENSED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 30, 2007 AND MARCH 31, 2007

(UNAUDITED)

	Three Months Ended
	June 30, 2007	March 31, 2007

License Fees and Milestone Payments Earned from Related Parties	$165,000	$40,000

Consulting Revenues from Related Parties	—	—

Total Revenues	165,000	40,000

Research and Development Expenses	3,325,000	3,097,000
General and Administrative Expenses	2,351,000	2,237,000

Total Operating Expenses	5,676,000	5,334,000

Loss From Operations	(5,511,000)	(5,294,000)

Other Loss	—	(360,000)

Interest Income, net	187,000	230,000

Net Loss	$(5,324,000)	$(5,424,000)

Basic and Diluted Loss Per Common Share	$(0.09)	$(0.09)

Weighted Average Number of Common Shares Used in Computation of Basic and Diluted Loss Per Share	59,537,000	59,264,000

NOVADEL PHARMA INC.

CONDENSED BALANCE SHEETS

AS OF JUNE 30, 2007 (UNAUDITED) AND MARCH 31, 2007

ASSETS	June 30, 2007 (unaudited)	March 31, 2007
Current Assets:
Cash and cash equivalents	$5,517,000	$9,997,000
Short-term investments	8,409,000	8,673,000
Accounts receivable, net	125,000	—
Inventories	108,000	32,000
Investment in marketable equity security available for sale	121,000	140,000
Prepaid expenses and other current assets	724,000	545,000

Total Current Assets	15,004,000	19,387,000
Property and equipment, net	2,662,000	2,391,000
Other assets	369,000	359,000

TOTAL ASSETS	$18,035,000	$22,137,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,866,000	$1,560,000
Accrued expenses and other current liabilities	2,754,000	2,550,000
Current portion of deferred revenue	162,000	162,000
Current portion of capitalized lease obligations	199,000	128,000
Total Current Liabilities	4,981,000	4,400,000

Non-current portion of deferred revenue	2,447,000	2,487,000
Non-current portion of capitalized lease obligations	216,000	95,000

Total Liabilities	7,644,000	6,982,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value:
Authorized 1,000,000 shares, none issued	—	—
Common stock, $.001 par value:
Authorized 200,000,000 and 100,000,000 shares as of March 31, 2007 and December 31, 2006, respectively. Issued 59,445,732 and 58,358,818 shares at March 31, 2007 and December 31, 2006, respectively	59,000	59,000
Additional paid-in capital	69,385,000	68,806,000
Accumulated deficit	(59,028,000)	(53,704,000)
Accumulated other comprehensive loss	(19,000)	—
Less: Treasury stock, at cost, 3,012 shares	(6,000)	(6,000)

Total Stockholders’ Equity	10,391,000	15,155,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,035,000	$22,137,000